Exhibit 10.3

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made this 17th of July, 2020 by and between Rx Land, LLC , a Nevada limited liability company (hereinafter called “Landlord”), and West Coast Development Nevada, LLC a Nevada limited liability company. (hereinafter called "Tenant').

WITNESSETH:

SECTION I
PARTIES

1.1 Landlord. Landlord warrants that it owns the Premises and has full right and power to execute and deliver this Lease without the consent or agreement of any other person, and those persons executing this Lease on behalf of Landlord have the right and power to execute and deliver this Lease.

1.2 Tenant. Tenant warrants that Tenant has full right and power to execute and deliver this Lease without the consent or agreement of any other person and that those persons who have executed and delivered this Lease have the authority and power to execute this lease on Tenant's behalf and deliver this Lease to Landlord.

SECTION 2
PREMISES

2.1 Description. The Premises herein leased (hereinafter called the "Premises") are legally described in Exhibit "A" attached hereto and made a part hereof. The Premises also include the building(s) and improvements on the land described in Exhibit “A”. Landlord also grants to Tenant, its customers, guests, invitees employees, and licensees all easements, rights and privileges appurtenant thereto, including the right to use the parking areas, driveways, roads, alleys and means of ingress and egress. The Premises are located at 4801 West Bell Drive, Las Vegas, Nevada and also identified as APN: 162-30-104-003 and 162-30-104-005.

2.2 Quiet Enjoyment. Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant complies with the provisions hereof.

SECTION 3
TERM: OPTION TO EXTEND

3.1 Lease Commencement Date. The term of this Lease shall commence on the date referenced above (the “Lease Commencement Date”), with rent payments to commence upon July 16, 2020 and shall terminate on June 30, 2030, (the “Lease Termination Date”), which is the last day of the month preceding the tenth (10th) anniversary day of the Lease Commencement Date unless extended by Tenant in accordance with any extension option contained in this Lease or any rider thereto or unless terminated in accordance with the provisions hereof.

3.2 Extension Terms. Tenant shall have the right to extend the term of this Lease for two (2) additional terms of five (5) years each (the “Extension Terms”) in its sole discretion upon delivering written notice to the Landlord of its intent to exercise this option to extend not less than twelve (12) months before the expiration date of the initial term or of any previously exercised Extension Term of this Lease. If Tenant exercises any of the Extension Terms in the manner provided for in this paragraph, then the Lease shall terminate five (5) years after the Lease Termination Date or the end of the previously exercised Extension Term unless a subsequent Extension Term is exercised, and all provisions of this Lease shall be applicable to the Extension Terms.

3.3 Prorations. If any payments, rights or obligations hereunder (whether relating to payment of rent, taxes, insurance, other impositions, or to any other provision of this Lease) relate to a period in part before the Lease Commencement Date or in part after the date of expiration or termination of the term, appropriate adjustments and prorations shall be made.

3.4 Surrender at End of Term. Upon the last day of the Lease term or upon the earlier termination of this Lease pursuant to the provisions hereof and irrespective of when and how such termination occurs, Tenant shall surrender and deliver to Landlord the Premises and all buildings and improvements thereon other than Tenant’s Property, without delay, broom clean and in good order, condition and repair, reasonable wear and tear and damage due to casualty excepted, whereupon Tenant shall have no further right, title or interest in and to said Premises. Any trade fixtures, business equipment, inventory, trademarked items, signs and other removable personal property located or installed in or on the Premises (“Tenant’s Property”) shall be removed by Tenant on or before the last day of the Lease term or upon the earlier termination of this Lease pursuant to the provisions hereof, and Tenant shall repair any damage occasioned by the removal of Tenant’s Property.

SECTION 4
RENT

4.1 Rent. Commencing on the date (“Rent Commencement Date”) which is July 16, 2020, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, during each Lease year, an annual rental of Seven Hundred Forty Seven Thousand Seven Hundred Fifteen Dollars & 20/100ths Dollars ($795,096.00) (the “Rent”). The Rent shall be payable in equal monthly installments of Sixty Two Thousand Three Hundred Nine and 60/100 ($62,309.60) each, in advance on or before the first day of each and every calendar month of the term of this Lease. The Rent shall be paid in addition to and over and above all other payments to be made by Tenant herein. The first Lease year shall be a full year commencing on the Lease Commencement Date and each following Lease year shall be an annual period commencing on the anniversary date of the Lease Commencement Date. Appropriate proration shall be made if the Lease Commencement Date is not on the first day of a calendar month, or if the date of termination of the Lease is not on the last day of a calendar month.

4.2 Rental Adjustments. The Rent shall be adjusted on the first day of the thirteent (13'h) month following the calendar month in which the Rent Commencement Date occurs (the “Anniversary Dale”) and on the first day of each and every Anniversary Date thereafter for the term of the Lease, plus any option periods, in accordance with the Consumer Price Index for All Urban Consumers (the “CPI-U”) as published by the Bureau of Labor Statistics, Washington, D.C. On the First Anniversary Date thereafter, the Rent shall be adjusted to equal the Current Rent then payable, plus the increased amount in accordance with the CPI-U adjustment for the preceding year. In no case, however, shall the Rent be decreased by any decrease in the CPI-U. Following each Anniversary Date, the adjusted Rent shall be due and payable for each and every month of the adjustment period commencing with the respective Anniversary Date.h

4.3 Taxes.

(a)            Tenant shall be responsible for the payment of all real property taxes and assessments (“Real Estate Taxes”) levied against the Premises by any governmental or quasi-governmental authority, which are due and payable during the Term hereof, except as set forth herein. Real Estate Taxes shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereinafter be levied on the Premises as a result of the use, ownership, or operation of the Premises or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments. Any special assessments will be amortized over the maximum period allowed by law or applicable tax rules, whichever is longer, and Real Estate Taxes will include only the prorated and amortized amount, which becomes due during the Term hereof. Real Estate Taxes shall exclude any income, excess profits, single business, inheritance, succession, transfer, franchise, capital, or other tax assessments upon Landlord or Landlord’s interest in the Premises. If any special assessment for a public improvement is assessed against the Premises, Tenant shall be responsible for only that portion of the assessment allocable to the Tenant based on the length of time that a benefit is derived by the Tenant during the Term of the Lease calculated against the useful life of the improvement.

(b) Tenant shall remit all payments for Real Estate Taxes directly to the taxing or assessing authority. Upon receipt of all tax bills and assessment bills attributed to any calendar year during the Term hereof, Landlord shall furnish Tenant with a copy of the tax bill or assessment bill, so as to allow Tenant to take advantage of the maximum payment discount available, if Tenant so desires.

(c) Tenant will have the right to contest the amount or validity, in whole or in part, of any tax that Tenant is required to pay, in whole or in part, by appropriate proceedings diligently conducted in good faith, only after paying such tax or posting such security that Landlord reasonably requires in order to protect the Premises against loss or forfeiture. Upon the conclusion of any such protest proceedings, Tenant will pay its share of the tax, as finally determined, in accordance with this Lease, the payment of which tax may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any costs and expenses in this regard.

4.4  Services and Utilities. Tenant shall be solely responsible for providing all services and utilities to the Premises, including, but not limited to: gas, telephone, heating, air conditioning, electrical, waste disposal, water, janitorial, lighting or other services, together with any taxes or penalties thereon. In the event of any interruption, reduction or discontinuance of services (either temporarily or permanently), Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant. If an interruption of services which materially affects Tenant’s use and enjoyment of the Premises continues for more than thirty (30) consecutive calendar days, and such interruption is not due to an act or omission of Tenant, Tenant shall have the right to terminate this Lease upon written notice to Landlord, and shall surrender the Premises to Landlord.

SECTION 5
USE: COMPLIANCE WITH LAWS: MAINTENANCE AND REPAIRS

5.1 Use of Premises. Tenant shall have the right to use the Premises for any lawful purpose, including the cultivation and processing of marijuana and marijuana-based products, as provided for in pertinent regulations associated with medical marijuana establishments. Tenant shall not commit waste on the Premises and shall not use the Premises for any unlawful or improper purpose or in violation of any certificate of occupancy or for any purpose which may constitute a nuisance, public or private, nor suffer any dangerous article to be brought on the Premises unless safeguarded as required by law.

5.2 Compliance with Laws. Tenant shall reasonably, promptly, and effectively comply with all applicable and lawful statutes, regulations, rules, ordinances, orders, and requirements of any public official or agency having jurisdiction in respect of the Premises and Tenant’s specific use thereof (herein referred to as “Governmental Authorities”). Landlord shall promptly give notice to Tenant of any written notice in respect of the Premises from Governmental Authorities. Tenant may, in good faith, dispute the validity of any complaint or action taken pursuant to or under color of any of the foregoing, defend against the same, and in good faith diligently conduct any necessary proceedings to prevent and avoid any adverse consequence of the same. Tenant agrees that any such contest shall be prosecuted to a final conclusion as speedily as possible, and Tenant will indemnify and hold Landlord completely harmless with respect to any actions taken by any Governmental Authorities with respect thereto.

5.3 Maintenance and Repairs by Tenant. Tenant shall, at Tenant’s sole expense, promptly and throughout the Term, maintain, repair, and replace the Premises, including but not limited to the roof, parking lot and HVAC system, in a good and clean condition comparable to other similar commercial buildings in the Las Vegas, Nevada metropolitan area, and in compliance with all applicable laws, and will suffer no active, passive or permissive waste or injury thereof or thereto. Tenant shall give Landlord prompt notice of any specific needed repairs, replacements or maintenance which will (1) affect the exterior walls, exterior doors, windows of the building, the structural parts of the building, the roof of the building, or the parking areas, or (2) exceed Ten Thousand and 00/100 Dollars ($10,000.00) (collectively “Material Repairs”). Tenant shall provide Landlord copies of plans and specifications for such Material Repairs, as required by Landlord. Landlord shall then have twenty (20) days after receipt of such plans and specifications to approve or reject the same by delivering written notice to Tenant. If Landlord fails to respond within such twenty-day period, Landlord shall be deemed to have approved such plans and specifications. All Material Repairs to the Premises shall be performed by Tenant using contractors or mechanics approved by Landlord in accordance with plans and specifications approved by Landlord, and shall be at Tenant’s sole expense and at such times and in such manner as Landlord may approve. Any mechanics’ or materialmen’s lien for which Landlord has received a notice of intent to file or which has been filed against the Premises arising out of work done for, or materials furnished to Tenant, shall be discharged, bonded over, or otherwise satisfied by Tenant within ten (10) days following the earlier of the date Landlord receives (1) notice of intent to file a lien or (2) notice that the lien has been filed. If Tenant fails to discharge, bond over, or otherwise satisfy any such lien, Landlord may do so at Tenant’s expense, and the amount expended by Landlord, including reasonable attorney’s fees and costs, shall be due and payable immediately with interest thereon at the Interest Rate from the date of the payment by Landlord until Landlord receives payment from Tenant. If Tenant fails to comply with its maintenance, repair, or replacement obligations in this Section 5.3, Landlord may, in its sole discretion and in addition to any other remedies provided herein, perform said maintenance, repair, or replacement. Any sums so paid by Landlord, together with reasonable attorney’s fees and costs, shall be deemed to be additional Rent owing by Tenant to Landlord and shall be due and payable immediately with interest thereon at ten percent (10%) per annum from the date of the payment by Landlord until Landlord receives payment from Tenant.

SECTION 6
ALTERATIONS: LIENS: SIGNAGE

6.1 Alterations. Tenant shall not make any structural alterations in the Premises without Landlord’s prior written consent, not to be unreasonably withheld or delayed. Tenant shall have the right to make interior, non-structural alterations, and structural alterations under $25,000.00, without Landlord’s consent.

6.2 Liens. All persons are put on notice of the fact that Tenant under no circumstances shall have the power to subject the interest of Landlord in the Premises to any mechanic’s or materialman’s lien, or liens of any kind. All persons who hereafter, during the life of this Lease, may furnish work, services, or materials to the Premises upon the request or order of Tenant or any person claiming under, by or through Tenant, must look wholly to the interest of Tenant and not to that of Landlord. Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against the interest of Landlord in the Premises during the continuance of this Lease any lien or liens of any kind by any person claiming under, by, through, or against Tenant; and if any such lien is claimed or filed, it shall be the duty of Tenant, within sixty (60) days after the claim of lien or suit claiming a lien has been filed, to cause the Premises to be released from such claim, either through payment or through bonding with corporate surety or through the deposit into court, pursuant to statute, of the necessary sums of money, or in any other way that will affect the release of Landlord’s interest in the Premises from such claim.

6.3 Signage. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the absolute right to install, at its sole cost, such signage on the Premises as Tenant may deem necessary or appropriate, subject to appropriate governmental approvals. Landlord agrees to fully cooperate with Tenant in filing any required signage application, permit, and/or variance for said signage or with respect to the Premises generally.

SECTION 7
INSURANCE

7.1 Types of Insurance. Tenant shall, at its own cost and expense, carry the following insurance in respect to the Premises and improvements:

(a) Comprehensive public liability insurance in an amount of not less than $2,000,000.00 combined bodily injury and property damage liability; and

(b) With respect to improvements (if any), insurance against loss or damage by fire and other risks covered by fire insurance with extended coverage endorsements in an amount of the full insurable replacement value of such improvements (exclusive of cost of excavation, foundation, and footings below the ground floor and without deduction for depreciation) and in amounts sufficient to prevent Landlord or Tenant from becoming a co- insurer under such policies of insurance.

7.2 Provisions Applicable to All Insurance. With respect to all insurance required to be maintained hereunder by Tenant:

(a) Each such policy shall name Landlord, Tenant, and any mortgagee as insured as their interests appear and shall contain a Standard Mortgagee Clause reasonably satisfactory to Landlord;

(b) Tenant shall, at Tenant’s sole cost and expense, observe and comply with all policies of insurance in force with respect to the Premises and improvements; and

(c)     Upon Landlord’s request, Tenant shall send to Landlord certificates of insurance or receipts or other evidence satisfactory to Landlord showing the payments of all premiums and other charges due thereon.

7.3 Landlord’s Right to Obtain Insurance. If Tenant shall fail to maintain any such insurance required hereunder, Landlord may, at Landlord’s election, after ten (10) days’ written notice to Tenant, procure the same, adding the premium cost to the monthly installment of rental next due, it being hereby expressly covenanted and agreed that payment by Landlord of any such premium shall not be deemed to waive or release the obligation of Tenant to make payment thereof. Tenant’s failure to either procure or maintain the insurance required hereunder, after thirty (30) days' written notice from Landlord to Tenant, shall constitute a default by Tenant under this Lease.

7.4 Use of Insurance Proceeds. Any insurance proceeds recovered by reason of damage to or destruction of the Premises or improvements thereto, improvements shall be made available to Landlord in accordance with Section 7.5 below, with any excess proceeds made available to Tenant.

7.5 Damage or Destruction. If the Premises (including improvements) are damaged to the extent of 50% or more of its insurable value, Landlord may, in its sole discretion, elect (a) to repair or restore the Premises improvements, (b) to construct new Premises and improvements, or to terminate this Lease without liability to either party. If Landlord elects to repair or restore the Premises and improvements or construct new Premises or improvements, it shall do so promptly and Tenant shall receive an abatement of rent in proportion to the extent of the damage until such time as the repair, restoration or reconstruction is completed, but in no event shall Landlord’s repair, restoration or reconstruction take, nor shall the rent abatement period exceed, one hundred eighty (180) days. If Landlord elects to terminate this Lease, Landlord shall so notify Tenant within thirty (30) days after the damage occurs, whereupon Landlord shall be entitled to all proceeds of insurance and right of recovery against insurers covering such damage.

7.6 Subrogation. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers’ compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of the party might otherwise have, if at all, against the other party.

SECTION 8
EMINENT
DOMAIN

If any portion of the Premises which materially affects Tenant’s ability to continue to use the remainder thereof for the purposes set forth herein, or which renders the Premises untenantable, is taken by right of eminent domain or by condemnation, or is conveyed in lieu of any such taking, then this Lease may be terminated at the option of either Party. Such option shall be exercised by giving notice to the other Party of such termination within 30 days after such taking or conveyance; whereupon this Lease shall forthwith terminate and the Rent shall be duly apportioned as of the date of such taking or conveyance. Upon such termination, Tenant shall surrender to Landlord the Premises and all of Tenant’s interest therein under this Lease, and Landlord may re-enter and take possession of the Premises or remove Tenant therefrom. If any portion of the Premises is taken which does not materially affect Tenant’s right to use the remainder of the Premises for the purposes set forth herein, this Lease shall continue in full force and effect, and Landlord shall promptly perform any repair or restoration work required to restore the Premises, insofar as possible, to its former condition, and the rental owing hereunder shall be adjusted, if necessary, in such just manner and proportion as the part so taken (and its effect on Tenant’s ability to use the remainder of the Premises) bears to the whole. In the event of taking or conveyance as described herein, Landlord shall receive the award or consideration for the lands and improvements so taken; provided, however, that Landlord shall have no interest in any award made for Tenant’s loss of business or value of its leasehold interest or for the taking of Tenant’s fixtures or property, or for Tenant’s relocation expenses. Landlord and Tenant shall cooperate with one another in making claims for condemnation awards.

SECTION 9
ASSIGNMENT AND SUBLETTING: ATTORNMENT: TENANT
FINANCING; SUBORDINATION

9.1 Assignment by Landlord. At any time, Landlord may sell its interest in the Premises or assign this Lease or Landlord’s reversion hereunder, either absolutely or as security for a loan, without the necessity of obtaining Tenant’s consent or permission, but any such sale or assignment shall be at all times subject to this Lease and the rights of Tenant hereunder.

9.2 Assignment and Subletting by Tenant. Tenant shall have the right to assign, sublet, or otherwise transfer this Lease only to Planet 13 Holdings, Inc. or its affiliates or subsidiaries.

9.3 Attornment. Any assignee of Landlord or Tenant hereby agrees to attorn to the Tenant or Landlord, respectively, as the case may be.

9.4 Tenant Financing. Tenant shall have the absolute right from time to time during the Term hereof to grant and assign a mortgage or other security interest in Tenant’s interest in this Lease with the prior written consent of the Landlord, not to be unreasonably withheld, and without Landlord’s further approval, written or otherwise, all of Tenant’s property located on or used in connection with the Premises to Tenant’s lenders in connection with Tenant’s financing arrangements. Landlord agrees to execute such confirmation certificates and other documents (except amendments to this Lease unless Landlord hereafter consents) as Tenant’s lenders may reasonably request in connection with any such financing.

9.5 Subordination. This Lease shall be subordinate to the lien or security title of any mortgage or security deed or the lien resulting from any other method of financing or refinancing now or hereafter in force against the Premises, any portion thereof, or upon any buildings now or hereafter placed upon the land of which the Premises are a part, and to any and all advances to be made under such financing instruments, and all renewals, modifications, extensions, consolidations and replacements thereof. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be required to evidence such subordination. Tenant covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Landlord and any mortgagees or proposed mortgagees, and hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument or instruments within five (5) days after written notice to do so.

SECTION 10
DEFAULT AND REMEDIES

10.1 Events of Default. If:

(a) Tenant shall default in the due and punctual payment of the Rent, insurance premiums or impositions of any other amounts or rents due under this Lease or any part thereof, and such default shall continue for sixty (60) days after notice thereof in writing to Tenant; or

(b) Tenant shall default in the performance or in compliance with any of the other covenants, agreements, or conditions contained in this Lease and such default shall not be cured within sixty (60) days after notice thereof in writing from Landlord to Tenant; or

(c) Tenant shall file a petition for voluntary bankruptcy or under Chapter VII or XI of the Federal Bankruptcy Act or any similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or lift of stay of involuntary proceedings within ninety (90) days after the involuntary petition is filed; or

(d) Tenant shall be adjudicated a bankrupt, or a trustee or receiver shall be appointed for Tenant or for all of its property or the major part thereof in any involuntary proceedings, or any court shall have taken jurisdiction of the property of Tenant or the majority part thereof in any involuntary proceeding for reorganization, dissolution, liquidation, or winding up of Tenant, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise within ninety (90) days; or

(e)      Tenant shall make an assignment for the benefit of its creditors; then and in any such event referred to in clauses (a), (b), (c), (d) or (e) above, Landlord shall have the remedies with respect to the Premises as set forth below.

10.2 Landlord’s Remedies Upon Default. Upon the occurrence of an Event of Default by Tenant, then Landlord shall be entitled to the following remedies:

(a) Landlord may terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord may, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, re-enter and take possession of the Premises and expel or remove Tenant and any other person occupying the Premises or any part thereof, in accordance with applicable law; or

(b) Landlord may re-enter and take possession of the Premises without terminating the Lease in accordance with applicable law, and relet the Premises and apply the Rent received to the account of Tenant. In the event Landlord so re-enters and takes possession of the Premises as set forth above, Landlord agrees to use reasonable efforts to relet the Premises for a commercially reasonable rate at the lime of such reletting. No reletting by Landlord is considered to be for Landlord’s own account unless Landlord has notified Tenant in writing that this Lease has been terminated. In addition, no such reletting is to be considered an acceptance of Tenant’s surrender of the Premises or a release of Tenant’s obligation to pay Rent and all other charges payable hereunder (which obligation Tenant agrees shall continue), unless Landlord so notifies Tenant in writing.

(c)     Landlord shall have the right to accelerate the Rent and other amounts payable hereunder should Tenant become more than two (2) months delinquent in the payment of Rent or such other amounts payable, after the expiration of notice and all cure periods hereunder. Landlord shall have the right to sue Tenant for any consequential, punitive or incidental damages including, without limitation, any claims for lost profits and/or lost business opportunity. If Landlord does accelerate the Rent or such other charges due hereunder, then the accelerated rent shall be an amount equal to the Rent payable over the balance of the Lease Term (as if this Lease had not been terminated) less the fair rental value of the Premises for the corresponding period. The accelerated rent shall be discounted to the date payable at an annual interest rate equal to the prime rate as published from time to time in the Money Section of the Wall Street Journal, or if the same is not published, then at the prime rate published by Bank of America in Nevada. Upon payment of the accelerated rent discounted to present value, Tenant shall be released from all further liability under this Lease.

10.3 Mitigation of Damages. In the event that a right of action by Landlord against Tenant arises under this Lease, Landlord shall attempt to mitigate damages by using its best efforts to seek to relet the Premises.

10.4 Landlord’s Default. The failure of: (i) Landlord to perform any covenant, condition, agreement, or provision contained herein within sixty (60) days after receipt by Landlord of written notice of such failure; or (ii) any default, after giving effect to any notice and cure provision, by Landlord as borrower under that certain Note Secured by Dee of Trust executed simultaneously herewith shall constitute an “Event of Default” hereunder. Upon the occurrence and continuance of an Event of Default, Tenant may, at its option and without any obligation to do so, other than those obligations created in this document, elect any one or both of the following remedies:

(a) Terminate and cancel this Lease; or

(b) Pursue any other remedy now or hereafter available at law or in equity in the state in which the Premises are situated.

SECTION 11
OTHER PROVISIONS

11.1 Remedies to Be Cumulative. No remedy conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at common law or by statute. Every power and remedy given Landlord or Tenant may be exercised from time to time and as often as occasion may arise or may be deemed expedient.

11.2 Notices. All notices, requests, demands, or other communications which may be or are required or permitted to be served or given hereunder (in this Article collectively called “Notices”) shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service to Tenant or to Landlord at the address set forth below. Either party may, by Notice given as aforesaid, change its address for all subsequent Notices. Notices shall be deemed given when received in accordance herewith.

If to Landlord:
Rx Land, LLC

4265 W. Sunset Road

Las Vegas, NV 89118

If to Tenant:
West Coast Development

Nevada LLC

c/o A. Todd Justice

8845 Road Oak Blvd.

Charlotte, NC 28217

With a copy to:
MM Development Company, LLC

2548 West Desert Inn Road

 Las Vegas, Nevada 89109

Attn: Leighton Koehler

11.3 No Broker. Landlord and Tenant each warrant to the other that no broker or agent has been employed with respect to this Lease and each agrees to indemnify and hold the other harmless from any claims by any broker or agent claiming compensation in respect of this Lease alleging an agreement by Landlord or Tenant, as the case may be.

11.4. Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action or proceeding brought by either of the parties hereto against the other or on any counterclaim in respect thereof on any matters whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage under this Lease.

11.5 No Partnership. Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of Tenant’s business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain, during the Lease term, that of Landlord and Tenant.

11.6 Non -Waiver. No failure by Landlord or Tenant to insist upon the performance of any covenant, agreement, provision, or condition of this Lease or to exercise any right or remedy, consequent upon a default hereunder, and no acceptance of full or partial rent during the continuance of any such default, shall constitute a waiver of any such default or of such covenant, agreement, provision, or condition. No waiver of any default shall affect or alter this Lease, but each and every covenant, agreement, provision, and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent default hereunder.

11.7 Gender and Number. Words of any gender used in this Lease shall be held to include another gender and words in the singular number shall be held to include the plural and words in the plural shall be held to include the singular, when the sense requires.

11.8 Captions. The captions, titles, article, section, or paragraph headings are inserted only for convenience and they are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular provisions to which they refer.

11.9 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State of Nevada.

11.10 Successors and Assigns. The covenants, conditions, and agreements in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective heirs, devisees, executors, administrators, legal representatives, distributees, successors, and assigns.

11.11 Amendment. Any agreement hereafter made shall be ineffective to change, modify, or discharge this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, or discharge is sought.

11.12 Hazardous Materials. Tenant shall not do anything throughout the term of this Lease and any extension thereof that will violate any Environmental Laws (defined below). Tenant shall indemnify, defend, and hold harmless Landlord, its directors, officers, employees, agents, and assignees or successors to Landlord’s interest in the Premises, their directors, officers, employees, and agents from and against any and all losses, claims, suits, damages, judgments, penalties, and liability including, without limitation, (i) all out-of-pocket litigation costs and reasonable attorneys’ fees, (ii) all damages (including consequential damages), directly or indirectly arising out of the use, generation, storage, release or threatened release or disposal of Hazardous Materials by Tenant, its agents and contractors, and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement, and the preparation of any closure or other required plans, to the full extent that such actions is attributable, directly or indirectly, to the use, generation, storage, release, or threatened release or disposal of Hazardous Materials by Tenant, its agents, and contractors. This indemnification obligation of Tenant does not extend to any repair, clean-up, investigation, removal, remediation, or abatement of Hazardous Materials (i) which were present on, under, or in the Premises before or on the Lease Commencement Date or (ii) for which Landlord is otherwise obligated to indemnify Tenant pursuant to this Paragraph 11.13.

For the purpose of this Paragraph 11.13, Hazardous Materials shall include but not be limited to substances defined as “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et.seq.\ the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et. seq.\ the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et.seq.\ the common law; and any and all state, local, or federal laws, rules, regulations, and orders pertaining to environmental, public health, or welfare matters, as the same may be amended or supplemented from time to time (collectively, the “Environmental Laws”). Any terms mentioned in this Lease which are defined in any applicable Environmental Laws shall have the meanings ascribed to such terms in such laws, provided, however, that i f any such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

In the event any clean-up, investigation, removal, remediation, abatement, or other similar action on, in, or under the Premises is required by an governmental or quasi-governmental agency as a result of the actions or omissions of any party other than Tenant or its agents, contractors or invitees before or after the Lease Commencement Date and such action requires that Tenant be closed for business for greater than a 24-hour period, or if access to the Premises as a result of such action is materially adversely affected for a period in excess of 24 hours, then Tenant’s rental and other payment obligations under this Lease shall be abated entirely during the period beyond the 24 hours that Tenant is required to be closed for business or abated in proportion to the amount of lost business suffered by Tenant if access to the Premises is impaired. The provisions of this Paragraph 11.13 shall survive the expiration or sooner termination of this Lease.

11.13 Attorney’s Fees. In the event that at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney’s fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred in arbitration, prior to trial, at trial, and at all levels of appeal and post judgment proceedings.

11.14 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

11.15 Severability. In the event that any term, section, subsection, paragraph, sentence, or clause of this Lease is held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Lease.

11.16 Lease Recordation. No recordation of this Lease nor a Memorandum of Lease permitted at any time.

11.17 Time. All terms are expressly deemed material to this Lease and time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties hereto.

11.18 Financial Reporting. Upon Landlord’s request, Tenant will furnish or cause to be furnished the following materials to Landlord; provided, however, that Landlord shall keep confidential such items furnished by Tenant to the extent they are not generally available to the public or Landlord is not required by Applicable Laws to make disclosure of them:

(i) Within one hundred twenty (120) days after the end of each fiscal year of Tenant, (A) the annual income statement and balance sheet for Tenant for such fiscal year, including all supporting schedules and comments, audited by a certified public accounting firm, (B) a statement of revenues and expenses of the Premises for such fiscal year in detail reasonably satisfactory to Landlord, and (C) the annual debt schedule for Tenant for such fiscal year;

(ii) Within forty-five (45) days after the end of each calendar quarter, the following materials with respect to Tenant: a detailed balance sheet, profit and loss statement, cash flow statement and census data by payor type for such quarter in a form acceptable to Landlord (including trailing twelve (12) month trends for each).

(iii) Within forty-five (45) days after the end of each calendar quarter, the following materials with respect to the Premises: a profit and loss statement, cash flow statement and census data by payor type for such quarter in a form acceptable to Landlord (including trailing twelve (12) month trends for each); and with reasonable promptness, such other information respecting the financial condition and affairs of Tenant as Landlord may reasonably request from time to time.

IN WITNESS WHEREOF, on the date and year first above written, Landlord and Tenant have duly executed this Lease under seal as their free act and deed.

Landlord

Rx Land, LLC,
a Nevada limited liability company

By: /s/ Larry Scheffler
Its: Manager

Tenant

West Coast Development Nevada, LLC

By: /s/ Raymond Scott Coffman
Its: Manager

Exhibit “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF CLARK, STATE OF NEVADA , AND IS DESCRIBED AS FOLLOWS:

PARCEL I: (APN 162-30-104-003)

THE NORTHWEST QUARTER (NW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 30, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M.

EXCEPTING THEREFROM THE NORTH 30 FEET (30.001) AS CONVEYED TO CLARK COUNTY BY THAT CERTAIN GRANT, BARGAIN, SALE DEED RECORDED MAY 9, 1985 AS DOCUMENT NO. 2066726 IN BOOK 2107 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA.

FURTHER EXCEPTING THEREFROM A PORTION OF THE NORTHWEST QUARTER (NW 1/ 4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 30, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SECTION 30, TOWNSHIP 21 SOUTH, RANGE 61 EAST,

M.D.M., CLARK COUNTY, NEVADA;

THENCE SOUTH 00°1122" EAST A DISTANCE OF 661.78 FEET TO A POINT;
THENCE NORTH 89°58116" EAST A DISTANCE OF 509.89 FEET TO A POINT;
THENCE SOUTH 00°15113" EAST A DISTANCE OF 30.00 FEET TO THE TRUE POINT OF BEGINNING;
THENCE CONTINUING SOUTH 00°15113" EAST A DISTANCE OF 211.81 FEET TO A POINT;
THENCE NORTH 00000113" EAST A DISTANCE OF 211.81 FEET TO A POINT;
THENCE SOUTH 89°58116" WEST A DISTANCE OF 0.95 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL II: (APN 162-30-104-005)

A PORTION OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 30, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SECTION 30, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M. CLARK COUNTY, NEVADA; THENCE SOUTH 00°1122" EAST A DISTANCE OF 661.78 FEET TO A POINT; THENCE NORTH 89°58'16" EAST A DISTANCE OF 509.89 FEET TO A POINT; THENCE SOUTH 00°151311 EAST A DISTANCE OF 241.81 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 89°5824" WEST A DISTANCE OF 0.40 FEET TO A POINT; THENCE SOUTH 00°00'13" EAST 89.10 FEET TO A POINT; THENCE NORTH 89°5824" EAST 0.40 FEET TO A POINT; THENCE NORTH 00°00113" EAST A DISTANCE OF 89.10 FEET TO THE TRUE POINT OF BEGINNING.

ASSIGNMENT AND ASSUMPTION
OF LEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT ("Agreement") is made and entered into this 11/25/2020 (the "Assignment Effective Date"), by and between West Coast Development Nevada, LLC, a Nevada limited liability company ("Assignor") and MM Development Company, Inc. a Nevada domestic corporation ("Assignee") and RX Land, LLC, a Nevada limited liability company ("Landlord").

RECITALS

WHEREAS, Assignor entered into an Asset Purchase Agreement on July 17, 2020 with Assignee, (the "APA") whereby Assignor agreed to sell certain assets and licenses to Assignee;

WHEREAS, Assignor entered into a lease with Landlord on or around July 17, 2020 for the premises at 4801 West Bell Drive (the "Lease"), which was a continuation of previous lease rights that Assignor held at the premises used for the licensed cultivation and manufacture of cannabis products in Clark County, Nevada. See Lease attached as Exhibit A hereto;

WHEREAS, as a requirement of the APA, the privileged licenses, including local jurisdiction business licenses are transferring to Assignee, and in order to receive final approvals to operate the privileged licenses, Assignee will require an assignment of the lease from Assignor;

WHEREAS, Assignor desires to assign all of its right, title and interest in the Lease to Assignee and Assignee desires to assume Assignor's obligations under the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease including any and all prepaids and other rights or entitlements of Assignor under the Lease, subject to all of the terms, covenants, conditions and provisions of the Lease.

2. Assumption. From and after the date hereof, Assignee hereby assumes, covenants and agrees to keep and perform each and every obligation of Assignor under the Lease. Assignee agrees to be bound by each and every provision of the Leases as if it had executed the same.

3. Amendment of Lease. As of and subsequent to the Assignment Effective Date, the defined term Tenant in the Lease shall be hereby amended to refer to Assignee. For purposes of notice to Tenant, notice shall be made to MM Development Company, Inc., Attn: Legal, 2548 West Desert Inn Road, Las Vegas, NV 89109.

4.         Consent, No Waiver. Landlord consents to this Agreement and to the assignment of the Lease as of the Assignment Effective Date from Assignor to Assignee, and to the Amendment of Leases as shown in paragraph 3 of this Agreement. By this Consent, Landlord does not waive any legal remedies or rights available under the original lease, or as amended.

6.          Expenses. The parties hereto will bear their separate expenses in connection with this Agreement and its performance.

7.          Entire Agreement. This Agreement embodies the entire understanding of the parties hereto and there are no other agreements or understandings written or oral in effect between the parties relating to the subject matter hereof unless expressly referred to by reference herein. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized agents.

8.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each of the parties hereto submits to the non-exclusive jurisdiction of the courts of the State of Nevada in connection with any disputes arising out of this Agreement.

8.          Successors and Assigns. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.

9.          Attorneys' Fees. In the event of a dispute arising under this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees.

10.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed the same as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Assignment Effective Date.

Assignor

/s/ R. Scott Coffman
West Coast Development Nevada, LLC
By: R. Scott Coffman, Manager

Assignee

/s/ Leighton Koehler
MM Development Company, Inc.
By: Leighton Koehler, Corporate Secretary

For consent and amendment purposes only (Sections 3 and 4)

Landlord

/s/ Larry Scheffler
RX Land, LLC
By: Larry Scheffler, Manager

Exhibit A: Lease Agreement dated July 17th, 2020

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 27th day of November 2020, between RX Land, LLC, a Nevada limited liability company (“Landlord”), and MM Development Company, Inc., a Nevada domestic corporation (“Tenant”).

RECITALS

A.
On July 17, 2020, RX Land, LLC purchased APNs 162-30-104-003 and 16230-104-005 and buildings thereon, commonly known as 4801 West Bell Drive, Las Vegas, NV 89118 (the “Premises”) from Indus Holdings Co. (“Indus”). The land and buildings were subject to a lease with West Coast Development Nevada, LLC (“WCDN”), which was cancelled and re-issued pursuant to a commercial lease acceptable to RX Land on July 17, 2020. The APNs referenced hold special use permits allowing licensed cannabis cultivation and production activities on the premises.

B.
Concurrent with the land purchase transaction by RX Land, LLC, on July 17, 2020 Planet 13 Holdings, Inc., through its wholly owned subsidiary MM Development Company, Inc. entered into an asset purchase agreement for all assets and licenses of the cannabis operation, being cultivation and production, by WCDN at the Premises. On November 27, 2020, MMDC and WCDN completed the second and final closing under the asset purchase agreement, which included the assignment and assumption of the lease from WCDN to MMDC.

C.
Prior to the July 17, 2020 transaction, the independent members of Planet 13 Holdings, Inc. Board of Directors approved and directed MMDC to enter into a lease transaction that mirrored the terms of the existing MMDC cultivation and production facility lease at 4280 Wagon Trail, Las Vegas, NV 89118, including for a substantially similar rent and duration as at the 4280 Wagon Trail facility. The 4280 Wagon Trail facility was initially established for approximately 6,376 square feet of the facility, wherein tenant built a second story mezzanine, for which it was not charged additional rent although this expanded the facility to approximately 12,348 square feet. July 2020 rent paid to landlord at the 4280 Wagon Trail facility was $10,584.94, resulting in a price per square foot of approximately $1.66 per month. Applying this rate to the buildings at the Premises having 43,880 square feet of warehouse and office space results in a monthly payment of $72,840.80. Also, the 4280 Wagon Trail lease includes rental adjustments of 3% annually, and is not a CPI-U rate-based adjustment.

D.
In accordance with the authorization and directive of the independent directors in paragraph C above, MMDC analyzed the October payment of the 4280 Wagon Trail lease, resulting in a determination that additional lease duration from 10 to 15 years of initial term, with two options for 5 year extensions, and to reflect the current rent per square foot paid at the 4280 Wagon Trail premises at the 4801 West Bell Drive Premises.

E.
Landlord and Tenant desire to enter into this Amendment for the purpose of updating the lease to comply with the independent directors authorization and the understanding of the lease by and between MMDC and RX Land.

NOW, THEREFORE, for good and valuable consideration and for the covenants and conditions of this Amendment, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant agree as follows:

1.
Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

2.
Terms. All undefined capitalized terms herein shall have the same meaning as defined in the Lease.

3.
Amendments.

Section 3.1 of the Lease is hereby amended and restated in its entirety as follows: Original:

3.1 Lease Commencement Date. The term of this Lease shall commence on the date referenced above (the “Lease Commencement Date”), with rent payments to commence upon July 16, 2020 and shall terminate on June 30, 2030, (the “Lease Termination Date”), which is the last day of the month preceding the tenth (10th) anniversary day of the Lease Commencement Date unless extended by Tenant in accordance with any extension option contained in this Lease or any rider thereto or unless terminated in accordance with the provisions hereof.

As amended and restated:

3.1 Lease Commencement Date. The term of this Lease shall commence on the date referenced above (the “Lease Commencement Date”), with rent payments to commence upon July 16, 2020 and shall terminate on June 30, 2035, (the “Lease Termination Date”), which is the last day of the month preceding the fifteenth (15th) anniversary day of the Lease Commencement Date unless extended by Tenant in accordance with any extension option contained in this Lease or any rider thereto or unless terminated in accordance with the provisions hereof.

Section 4.1 of the Lease is hereby amended and restated in its entirety as follows: Original:

4.1 Rent. Commencing on the date (“Rent Commencement Date”) which is July 16, 2020, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, during each Lease year, an annual rental of Seven Hundred Forty Seven Thousand Seven Hundred Fifteen Dollars & 20/100ths Dollars ($795,096.00) (the “Rent”). The Rent shall be payable in equal monthly installments of Sixty Two Thousand Three Hundred Nine and 60/100 ($62,309.60) each, in advance on or before the first day of each and every calendar month of the term of this Lease. The Rent shall be paid in addition to and over and above all other payments to be made by Tenant herein. The first Lease year shall be a full year commencing on the Lease Commencement Date and each following Lease year shall be an annual period commencing on the anniversary date of the Lease Commencement Date. Appropriate proration shall be made if the Lease Commencement Date is not on the first day of a calendar month, or if the date of termination of the Lease is not on the last day of a calendar month.

As amended and restated:

4.1 Rent. Commencing on the date (“Rent Commencement Date”) which is July 16, 2020, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, during each Lease year, an annual rental of Eight Hundred Seventy Four Thousand Eighty Nine Dollars & 60/100ths Dollars ($874,089.60) (the “Rent”). The Rent shall be payable in equal monthly installments of Seventy Two Thousand, Eight Hundred and Forty & 80/100ths dollars ($72,840.80) each, in advance on or before the first day of each and every calendar month of the term of this Lease. The Rent shall be paid in addition to and over and above all other payments to be made by Tenant herein. The first Lease year shall be a full year commencing on the Lease Commencement Date and each following Lease year shall be an annual period commencing on the anniversary date of the Lease Commencement Date. Appropriate proration shall be made if the Lease Commencement Date is not on the first day of a calendar month, or if the date of termination of the Lease is not on the last day of a calendar month.

Section 4.2 of the Lease is hereby amended and restated in its entirety as follows: Original:

4.2 Rental Adjustments. The Rent shall be adjusted on the first day of the thirteenth (13th) month following the calendar month in which the Rent Commencement Date occurs (the “Anniversary Dale”) and on the first day of each and every Anniversary Date thereafter for the term of the Lease, plus any option periods, in accordance with the Consumer Price Index for All Urban Consumers (the “CPI-U”) as published by the Bureau of Labor Statistics, Washington, D.C. On the First Anniversary Date thereafter, the Rent shall be adjusted to equal the Current Rent then payable, plus the increased amount in accordance with the CPI-U adjustment for the preceding year. In no case, however, shall the Rent be decreased by any decrease in the CPI-U. Following each Anniversary Date, the adjusted Rent shall be due and payable for each and every month of the adjustment period commencing with the respective Anniversary Date.

As amended and restated:

4.2 Rental Adjustments. Pursuant to this Amendment to Lease, the Rent shall be adjusted to equal the rent then currently payable, plus an increased amount as follows:

Effective Date Increase: July 1, 2021 and each annual period ending on July1 thereafter Rate of increase: 3.0%

Following each Anniversary Date, the adjusted Rent shall be due and payable for each and every month of the adjustment period commencing with the respective Anniversary Date.

Section 6.1 of the lease is hereby amended and restated in its entirety as follows: Original:

6.1 Alterations. Tenant shall not make any structural alterations in the Premises without Landlord’s prior written consent, not to be unreasonably withheld or delayed. Tenant shall have the right to make interior, non-structural alterations, and structural alterations under $25,000.00, without Landlord’s consent.

As amended and restated:

6.1 Alterations. Tenant shall not make any structural alterations in the Premises without Landlord’s prior written consent, not to be unreasonably withheld or delayed. Tenant shall have the right to make interior, non-structural alterations, and structural alterations under $25,000.00, without Landlord’s consent. In the event that Tenant or Landlord shall make alterations adding a mezzanine or second floor within the Premises, the rent shall not be increased to reflect the increase in the square footage built or created by the Tenant. By way of example, if a second floor or mezzanine were to be added to the Premises, and such alteration increased the building’s square footage from 43,880 square feet to 50,000 square feet, rent shall continue at the rate as described in Section 4.1, as such amount shall have been annually increased in accordance with Section 4.2, and shall not reflect any rent or additional rent due on the 6,120 square foot alteration increase to the square footage.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

LANDLORD:
TENANT:
Rx Land, LLC
MM Development Company, Inc.
a Nevada Limited Liability Corporation
a Nevada Domestic Corporation

BY: /s/ Larry Scheffler
BY: /s/ Leighton Koehler
        Larry Scheffler, Manager
Leighton Koehler

Corporate Secretary